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                                                               EXHIBIT 1.1
[FORM OF JANUARY 9, 1996]

                 REMODELERS HOME LOAN ASSET-BACKED CERTIFICATES
                TO BE ISSUED FROM TIME TO TIME BY GRANTOR TRUSTS
                 ESTABLISHED BY REMODELERS INVESTMENT CORPORATION

                             UNDERWRITING AGREEMENT


                            __________________, 199__



Banc One Capital Corporation
300 Crescent Court, Suite 1600
Dallas, Texas  75201

Dear Sirs:

       From time to time, Remodelers National Funding Corp., a Texas corporation ("RNFC"), proposes to sell, convey, transfer and assign to its affiliate, Remodelers Investment Corporation, a Nevada corporation (the "Depositor"), certain fixed rate, fully amortizing property improvement and/or home equity loans, and the related notes and mortgages, held or acquired by RNFC and meeting the criteria and having the characteristics specified in the Prospectus and the related Prospectus Supplement (as such terms are hereinafter defined) (the "Mortgage Loans," which term, after the time a Prospectus Supplement is filed with the Securities and Exchange Commission as hereinafter provided, shall refer to those fixed rate, fully amortizing property improvement and/or home equity loans, and the related notes and mortgages, identified in such Prospectus Supplement and in the related Pooling and Servicing Agreement (as such term is hereinafter defined), including the Initial Mortgage Loans and any Subsequent Mortgage Loans (as such terms are hereinafter defined)). In connection therewith, from time to time, the Depositor proposes to establish a grantor trust (each, a "Trust") to which it will sell, convey, transfer and assign the Initial Mortgage Loans at the Closing Time (as such term is hereinafter defined) and any Subsequent Mortgage Loans on any Subsequent Transfer Date (as such term is hereinafter defined). In connection with the Depositor's establishment of a Trust, it may also arrange to have issued to such Trust a financial guaranty insurance policy (each, a "Certificate Policy") issued with respect to the related Series of Certificates (as such terms are hereinafter defined) by MBIA Insurance Corporation or another comparable issuer of such a policy (the "Certificate Insurer") pursuant to the terms and conditions of an insurance and indemnification agreement (each, an "Insurance and Indemnification Agreement") to be entered into with respect to such Series of Certificates by RNFC, the Depositor, Residential Funding Corporation, as standby servicer, RAC Financial Group, Inc., a Nevada corporation ("RAC") and the immediate parent of RNFC and the Depositor, and the Certificate Insurer, as well as certain other property specified in the related Prospectus Supplement and Pooling and Servicing Agreement. In addition, in connection with the formation of each such Trust, the Depositor may establish a reserve fund or "spread" account (each, a "Spread Account"), a pre-funding account (each, a "Pre-Funding Account"), a capitalized interest account (each, a "Capitalized Interest Account"), a FHA insurance premium account (each, a "FHA Insurance Premium Account"), and deposit therein cash or other assets specified in the



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related Prospectus Supplement and Pooling and Servicing Agreement.  The assets included in each such Trust are hereinafter referred to as a "Trust Estate".

     Each such Trust and related Trust Estate will be formed pursuant to a separate pooling and servicing agreement (each, a "Pooling and Servicing Agreement") to be entered into by the Depositor, as depositor and FHA Insurance holder (in such latter capacity, the "FHA Insurance Holder"), RNFC, as transferor and servicer (in such capacities, the "Transferor" and the "Servicer", respectively), Residential Funding Corporation, as standby servicer (the "Standby Servicer"), and First Trust of California, National Association, as trustee (the "Trustee"). The Trustee will hold each Trust Estate, including, without limitation, any Spread Account, Pre-Funding Account, Capitalized Interest Account, and FHA Insurance Premium Account, as trustee for the benefit of and as security for the beneficial owners and holders of the related Series of Certificates issued by each such Trust. The Depositor, in its capacity as FHA Insurance Holder, will hold of record, for the benefit of the Trustee and holders of the related Series of Certificates, the credit insurance (the "Title I Insurance") applicable to any Mortgage Loans ("Title I Mortgage Loans") that are partially insured by the Federal Housing Administration (the "FHA") of the United States Department of Housing and Urban Development ("HUD") pursuant to Title I of the National Housing Act of 1934, as amended. Unless otherwise specified in the related Prospectus Supplement and Pooling and Servicing Agreement, the Depositor, in its capacity as FHA Insurance Holder, will enter into a FHA claims administration agreement (each, a "FHA Claims Administration Agreement") with RNFC pursuant to which RNFC will administer, process and submit claims to the FHA in respect of Title I Mortgage Loans beneficially owned by the related Trust but reported and held of record for purposes of the related Title I Insurance by the FHA Insurance Holder.

     Each such Trust will issue a series (each, a "Series") of home loan asset-backed certificates (each such Series, the "Certificates") which will evidence fractional undivided interests in such Trust and the related Trust Estate. Each Series of Certificates will represent the right to receive distributions equal to the original outstanding principal balance of the Certificates and interest thereon in the manner described in the Prospectus and the related Prospectus Supplement. Each such Series of Certificates may vary as to original face amount, payment terms, subordination provisions, if any, and other variable terms, all as set forth in the Prospectus and related Prospectus Supplement and Pooling and Servicing Agreement. Each Series of Certificates may be divided into two or more classes (each, a "Class") within such Series which may vary as to original face amount, if any, payment terms, subordination provisions, if any, and other variable terms, all as set forth in the Prospectus and related Prospectus Supplement and Pooling and Servicing Agreement.

     The term "you" as used herein, unless the context otherwise requires, shall mean Banc One Capital Corporation, and such of the persons as are named as co-managers in the applicable Terms Agreement (as such term is hereinafter defined).

     In connection with the foregoing, from and after the date hereof up to $_________ original face amount of Certificates may be issued in one or more Series by one or more


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Trusts from time to time.  Each offering of a Series of Certificates (or of specific Classes within such Series) may be made through you or, to the extent agreed to by RNFC and the Depositor and specified in the applicable Terms Agreement, through an underwriting syndicate managed by you. Whenever RNFC and the Depositor determine that an offering of a Series of Certificates (or of specific Classes within such Series) will be made through you or an underwriting syndicate managed by you, RNFC and the Depositor will enter into an agreement (each, a "Terms Agreement") providing for the sale of such Certificates to, and the purchase and offering thereof by, you and such other underwriters, if any, selected by you as have authorized you to enter into such Terms Agreement on their behalf (the "Underwriter", which term shall include you whether acting alone in the sale of such Certificates or as a member of an underwriting syndicate; provided, that the respective obligations of the members of any such underwriting syndicate to purchase such Certificates shall be several and not joint to the extent specified in the applicable Terms Agreement). The Terms Agreement relating to each offering of Certificates shall specify the face amount of Certificates to be issued and their terms, the price at which the Certificates are to be purchased by the Underwriter and the initial public offering price or the method by which the price at which the Certificates are to be sold will be determined. This Underwriting Agreement (this "Agreement") and the Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may be delivered by hand or may take the form of an exchange of any standard form of written telecommunication between you and RNFC and the Depositor. Each offering of Certificates will be governed by this Agreement as supplemented by the applicable Terms Agreement, and this Agreement and such Terms Agreement shall inure to the benefit of and be binding upon the Underwriter participating in the offering of such Certificates.

     In connection with the foregoing, if and to the extent specified in the Prospectus Supplement, the Pooling and Servicing Agreement and the Terms Agreement for a particular Series of Certificates, in addition to the Mortgage Loans sold, conveyed, transferred and assigned to the Trustee at the Closing Time for such Series (such Mortgage Loans so sold, conveyed, transferred and assigned to the Trustee at such time, the "Initial Mortgage Loans"), the Depositor shall be entitled to sell, convey, transfer and assign to the Trustee, from time to time during the period commencing after the Closing Time for such Series and ending at the expiration of the period specified in such Prospectus Supplement, Pooling and Servicing Agreement and Terms Agreement (each, a "Pre-Funding Period") (the date of any such sale, conveyance, transfer and assignment, a "Subsequent Transfer Date"), additional Mortgage Loans (any such additional Mortgage Loans so sold, conveyed, transferred and assigned to the Trustee through the expiration of the Pre-Funding Period, the "Subsequent Mortgage Loans"). Upon the sale, conveyance, transfer and assignment of any such Subsequent Mortgage Loans to the Trust, the Trustee shall release to the Depositor an amount of funds on deposit in the Pre-Funding Account equal to the outstanding principal balance of any such Subsequent Mortgage Loans so sold, conveyed, transferred and assigned as of, together with accrued interest thereon at the Mortgage Loan Interest Rate through, the date or dates specified in the related Prospectus Supplement and Pooling and Servicing Agreement. Any funds remaining on deposit in any Pre-Funding Account at the expiration of the Pre-Funding Period shall be paid to Certificateholders as


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a principal distribution on the next following distribution date for the related Series of Certificates in the manner specified in the related Prospectus Supplement and Pooling and Servicing Agreement.

     The Depositor, as the originator of each Trust, has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Registration No. 33-_____), and pre-effective amendment no. 1 thereto, relating to the offering and sale of up to $__________ face amount of Certificates in multiple Series from time to time in accordance with Rule 415 promulgated under the Securities Act of 1933, as amended (the "1933 Act"), and has filed such other pre-effective and post-effective amendments and supplements thereto, whether pursuant to Rule 430A or Rule 424 under the 1933 Act or otherwise, as may have been required to the date hereof. Such registration statement, as amended and supplemented, has been declared effective by the Commission. Such registration statement, as amended and supplemented, and the prospectus relating to the sale of Certificates by the Depositor constituting a part thereof, including all documents incorporated therein by reference or deemed to be a part thereof, as from time to time amended or supplemented (including any Prospectus Supplement) pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1933 Act or otherwise, including, without limitation, Rules 430A and 424 under the 1933 Act, are referred to herein as the "Registration Statement" and the "Prospectus", respectively; provided, however, that a supplement of the Prospectus contemplated by Section 3(b) of this Agreement (a "Prospectus Supplement") shall be deemed to have supplemented the Prospectus only with respect to the offering of the Series of Certificates to which it relates.

     Notwithstanding the foregoing, unless and until the terms of an offering of Certificates are agreed to by RNFC and the Depositor and you, you shall have no obligation to purchase any Certificates of a Series and RNFC and the Depositor shall have no obligation to establish a Trust and arrange for the sale by such Trust of a Series of Certificates.

     Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the related Pooling and Servicing Agreement.

     SECTION 1. REPRESENTATIONS AND WARRANTIES. RNFC and the Depositor jointly and severally represent and warrant to you as of the date hereof, and to the Underwriter as of the date of each Terms Agreement (in each case, the "Representation Date") as follows:

          (a) The Registration Statement and the Prospectus, including any document incorporated therein by reference or deemed to be a part thereof, at the time the Registration Statement became effective, as of the date hereof and as of the applicable Representation Date, complied and will comply in all material respects with the requirements of the 1933 Act and the rules and regulations promulgated thereunder (the "Regulations") or the 1934 Act and the rules and regulations promulgated thereunder, as the case may be. The Registration Statement, at the time the Registration Statement became effective, as of the date hereof and as of the applicable Representation Date, did not, does not and will not contain any untrue


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     statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, at the time the Registration Statement became effective, as of the date hereof and as of the applicable Representation Date, did not, does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Depositor in writing by the Underwriter expressly for use in the Registration Statement or Prospectus.

          (b) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, including all documents incorporated therein by reference or deemed to be a part thereof, except as otherwise stated therein or contemplated thereby, (A) there has been no material adverse change in the condition, financial or otherwise, of RNFC, the Depositor, any Trust or Trust Estate, or, to the best of RNFC and the Depositor's knowledge without having undertaken any independent investigation, the Trustee, the Standby Servicer, or the Certificate Insurer, or in the earnings, affairs or business of RNFC, the Depositor, any Trust or Trust Estate, or, to the best of RNFC's and the Depositor's knowledge without having undertaken any independent investigation, the Trustee, the Standby Servicer, or the Certificate Insurer, whether or not arising in the ordinary course of business and (B) there have been no material transactions entered into by RNFC, the Depositor, any Trust or any Trust Estate other than those in the ordinary course of business and those not required to be disclosed in the Registration Statement.

          (c) Neither RNFC nor the Depositor nor any affiliate of RNFC or the Depositor has received an order from the Commission, any state securities commission, or any foreign government or agency thereof preventing or suspending the offering of any Series of Certificates or the use of the Registration Statement or the Prospectus, and to the best knowledge of RNFC and the Depositor, no such order has been issued and no proceedings for that purpose have been instituted;

          (d) RNFC is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas with full power and authority to execute, deliver and perform its obligations under this Agreement, the applicable Terms Agreement, the applicable Loan Sale Agreement, the applicable Pooling and Servicing Agreement, the applicable Insurance and Indemnification Agreement, the applicable FHA Claims Administration Agreement and any other agreement entered into by RNFC in connection with the matters contemplated by this Agreement; RNFC has the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement; and RNFC is duly qualified as a foreign corporation to transact business and is in good


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     standing in each jurisdiction in which the ownership or lease of properties or the conduct of its business requires such qualification. The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with full power and authority to execute, deliver and perform its obligations under this Agreement, the applicable Terms Agreement, the applicable Pooling and Servicing Agreement, the applicable Insurance and Indemnification Agreement, the applicable FHA Claims Administration Agreement and any other agreement entered into by the Depositor in connection with the matters contemplated by this Agreement; the Depositor has the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement; and the Depositor is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the ownership or lease of properties or the conduct of its business requires such qualification. All of the issued and outstanding shares of capital stock of RNFC and the Depositor are owned beneficially and of record by RAC, free and clear of any lien, mortgage, pledge, charge, security interest, adverse claim or other encumbrance.

          (e) Neither RNFC nor the Depositor is in violation of its charter or bylaws, or in material default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties may be bound.

          (f) Each of RNFC and the Depositor has, or will have, as of the applicable Representation Date, duly authorized the execution, delivery and/or performance (to the extent it is required to so execute, deliver and/or perform any) of this Agreement, the applicable Terms Agreement, the applicable Loan Sale Agreement, the applicable Pooling and Servicing Agreement, the applicable Insurance and Indemnification Agreement, the applicable FHA Claims Administration Agreement and any other agreement entered into by either of them in connection with the matters contemplated by this Agreement (all of the foregoing being herein collectively called the "Applicable Agreements"), and the Applicable Agreements, when executed and delivered by RNFC or the Depositor, as applicable, will constitute legal, valid and binding obligations of RNFC or the Depositor, as applicable, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and the application of general principles of equity and except as the enforceability of the indemnification provisions in the Applicable Agreements may be limited by applicable securities laws.

          (g) To the extent it is required to so execute, deliver and/or perform thereunder, RNFC's and the Depositor's execution, delivery and/or performance of the Applicable Agreements, and the consummation by RNFC and the Depositor, as applicable, of the transactions contemplated thereby (A) do not and will not violate the articles of incorporation or bylaws of RNFC or the Depositor or any order,


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     injunction, ruling or decree by which RNFC or the Depositor is bound,
     (B) do not and will not constitute a breach of or a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of RNFC or the Depositor pursuant to, any agreement, indenture, mortgage, lease, note, instrument or arrangement to which RNFC or the Depositor is a party or by which RNFC or the Depositor or any of either's property is bound or to which the property or assets of RNFC or the Depositor is subject, and (C) do not and will not contravene or constitute a violation of any law, statute, ordinance, rule, regulation or administrative or court decree to which RNFC or the Depositor or any of either's property is subject. No consent, approval, authorization or order of any court or governmental authority or agency is required of RNFC or the Depositor for the issuance and sale of the Certificates or the consummation by RNFC or the Depositor of the transactions contemplated by the Applicable Agreements, except such as may be required under the 1933 Act, the Regulations or state securities or blue sky laws, and except for the matters addressed in the third sentence of
     Section 1(i) hereof.

          (h) The applicable Certificate Policy, when delivered, to the best of RNFC and the Depositor's knowledge without having undertaken any independent investigation, will constitute the legal, valid and binding obligation of the Certificate Insurer, enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and the application of general principles of equity.

          (i) Each of RNFC and the Depositor possesses adequate licenses, certificates, authorities or approvals issued by the appropriate local, state, federal or foreign regulatory agencies or bodies materially necessary to conduct the business now operated by it and neither RNFC nor the Depositor is in material breach or default of or has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority, permit or approval. The respective operations of RNFC and the Depositor have been conducted and are being conducted in all respects in compliance with applicable local, state, federal or foreign laws, except where the failure to so comply would not have a material adverse effect on RNFC or the Depositor or on the transactions contemplated hereby. RNFC and the Depositor are each approved by the FHA as a lender or investing lender under the Title I Program and each holds a valid contract of insurance under the Title I Program; other than (i) obtaining the approval of the Secretary of HUD (or his designee) for the transfer of the FHA Insurance applicable to the Title I Mortgage Loans from RNFC to the Depositor, as FHA Insurance Holder, and (ii) filing loan transfer reports with and on the forms prescribed by the FHA, the Depositor, as FHA Insurance Holder, will have received prior to each Closing Date or Subsequent Transfer Date, as the case may be, all material consents, authorizations, orders, and approvals from governmental authorities, agencies or bodies, and all other material actions will have been taken prior to such Closing Date or Subsequent Transfer Date, which are necessary to permit the Depositor, as FHA Insurance Holder, to obtain the benefit of the FHA Insurance applicable to the


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     related Title I Mortgage Loans as described in the Prospectus and related Prospectus Supplement; and other than (a) obtaining the approval of the Secretary of HUD (or his designee) for the transfer of the FHA Insurance applicable to the Title I Mortgage Loans from RNFC to the Depositor, as FHA Insurance Holder, and (b) filing loan transfer reports with and on the forms prescribed by the FHA, RNFC and the Depositor, as applicable, will have taken prior to each Closing Date or Subsequent Transfer Date, as the case may be, all material actions necessary to duly and validly effect the registration and/or transfer of the FHA Insurance applicable to the Title I Mortgage Loans into the FHA contract of insurance of the Depositor, as FHA Insurance Holder.

          (j) Except as set forth in the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of RNFC or the Depositor, threatened against or affecting, RNFC, the Depositor, any Trust or any Trust Estate which might result in any material adverse change in the condition, financial or otherwise, of RNFC, the Depositor, any Trust or any Trust Estate, or in the earnings, affairs or business of RNFC, the Depositor, any Trust or any Trust Estate, or might materially and adversely affect the properties or assets thereof or might materially and adversely affect the consummation of the Applicable Agreements, or the validity or enforceability of the Certificates or any Applicable Agreement; and there are no contracts or documents which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the Regulations which have not been so filed.

          (k) The Certificates to be issued under each Pooling and Servicing Agreement, on the applicable Representation Date, will have been duly authorized for issuance thereunder and, when issued and authenticated by the Trustee in accordance with the Pooling and Servicing Agreement and delivered pursuant to this Agreement and the applicable Terms Agreement, will constitute valid and binding obligations of the related Trust and Trust Estate and will be entitled to the benefits provided by the applicable Pooling and Servicing Agreement and the applicable Certificate Policy, and will conform in substance to all statements in relation thereto contained in the Registration Statement and Prospectus, and any supplements or amendments thereto, including, but not limited to, any Prospectus Supplement. All corporate and/or trust action required to be taken for the due and proper authorization, issue and sale of the Certificates has been, or will have been as of the applicable Representation Date, validly and sufficiently taken.

          (l) The applicable Trust will either own, or have a duly and validly first perfected security interest in, at the Closing Time, and at any applicable Subsequent Transfer Date, the related Trust Estate, including, without limitation, any Spread Account, any Pre-Funding Account, any Capitalized Interest Account and any FHA Insurance Premium Account, to be deposited or established with the Trustee for the benefit and security of the holders of the related Certificates, free and clear of any lien, mortgage, pledge, charge, security interest, adverse claim or other encumbrance.


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          (m)  Except as may be specifically disclosed in the Prospectus, no finder's fees are payable by RNFC or the Depositor to any person in connection with the offering contemplated hereby, directly or indirectly.

          (n) The conditions to the use of a registration statement on Form S-3 under the 1933 Act, as set forth in the General Instructions to Form S-3, and to the use of Rule 415 under the Regulations, as set forth therein, have been satisfied with respect to the Registration Statement and Prospectus.

          (o) Neither RNFC, the Depositor, any Trust, any Trust Estate, any Spread Account, any Pre-Funding Account, any Capitalized Interest Account, any FHA Insurance Premium Account, nor any of the funds and accounts established from time to time as part of any Trust Estate, is an "investment company" (as defined in the Investment Company Act of 1940, as amended (the "1940 Act")) or is under the "control" (as defined in the 1940
     Act) of an "investment company" that is registered or required to be registered under, or is otherwise subject to the provisions of, the 1940 Act.

          (p) Neither the Trustee nor the Pooling and Servicing Agreement with respect to a Series of Certificates is required to be qualified, and no filings are required to be made by RNFC, the Depositor, the Trustee or any other party, under the Trust Indenture Act of 1939, as amended, with respect to the matters contemplated by this Agreement.

          (q) Any Spread Account, any Pre-Funding Account, any Capitalized Interest Account and any FHA Insurance Premium Account required to be established with respect to a Series of Certificates will have been validly established with the Trustee as of the Closing Time and will have been properly funded as of the Closing Time through the deposit by the Depositor of the requisite amount of cash therein, all in the manner specified in the related Pooling and Servicing Agreement. The Trustee, for the benefit and security of the holders of the related Series of Certificates, will at the Closing Time be either the owner of, or the holder of a valid and perfected first priority security interest in, the cash deposited in any such Spread Account, Pre-Funding Account, Capitalized Interest Account or FHA Insurance Premium Account, as the case may be, free and clear of any lien, mortgage, pledge, charge, security interest, adverse claim or other encumbrance.

          (r) Each of the representations and warranties of RNFC and the Depositor set forth in the Pooling and Servicing Agreement and the other Applicable Agreements, on the date of the execution and delivery thereof, on the applicable Representation Date and at the Closing Time, will be true and correct in all material respects.


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          (s)  The Underwriter has not performed or caused to be performed any financial analyses for RNFC, the Depositor or their affiliates in connection with the transactions contemplated by this Agreement and the other Applicable Agreements.

          (t) To the extent that any written materials or information are delivered to prospective investors in connection with or in anticipation of the offering of any Series of Certificates after the effective date of the Registration Statement but prior to the delivery to such investors of a final Prospectus and Prospectus Supplement, the Depositor shall comply with the filing and other requirements established from time to time by the Commission, including without limitation, the filing requirements specified in the Commission's "no action" letter dated February 17, 1995 issued to the Public Securities Association.

     Any certificate signed by any officer of the Depositor or RNFC and delivered to you or counsel for the Underwriter in connection with an offering of Certificates shall be deemed a representation and warranty by the Depositor or RNFC, as to the matters covered thereby, to each person to whom the representations and warranties in this Section 1 are made.

     SECTION 2. PURCHASE AND SALE. The commitment of the Underwriter to purchase Certificates pursuant to any Terms Agreement shall be several and not joint to the extent specified in such Terms Agreement in the event that the term Underwriter includes you and members of an underwriting syndicate and shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

     Payment of the purchase price for, and delivery of, any Certificates to be purchased by the Underwriter shall be made at the location, at the time and on the date specified in the applicable Terms Agreement (each such time and date being referred to as a "Closing Time"). Unless otherwise specified in the applicable Terms Agreement, payment shall be made to the Depositor for the Certificates in federal or similar immediately available funds payable to the order of the Depositor.

     Not later than the Closing Time, the Depositor will cause the Trustee to deliver to the Depositor authenticated Certificates of the applicable Series and Class having a face amount equal to the face amount specified in the applicable Terms Agreement, in such denominations and registered in such names as may be specified by you pursuant to the provisions of the next paragraph, in exchange for the sale, conveyance, transfer and assignment to the Trust of the Trust Estate, including the creation and funding of any Spread Account, Pre-Funding Account, Capitalized Interest Account and FHA Insurance Premium Account for the related Series of Certificates.

     Unless otherwise specified in the applicable Terms Agreement, each Class of Certificates (within a Series of Certificates) which is to be offered and sold under this Agreement initially will be represented by a single definitive certificate (each, a "Global Certificate") registered in the name of Cede & Co., as nominee for The Depository Trust



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Company ("DTC").  The interests of the beneficial owners of each such Class will be represented only by book entries on the records of DTC and its participating members. You shall be given an opportunity to inspect the Global Certificates and to confirm DTC's book-entry arrangements with respect thereto at least two business days prior to the applicable Closing Time. If so specified in the applicable Terms Agreement, any Class within a Series of Certificates may be issued in definitive certificated form, in which case such Certificates shall be in such denominations and registered in such names as you may request in writing at least two business days prior to the applicable Closing Time. Unless otherwise specified in the applicable Terms Agreement, such definitive Certificates will be made available for examination and packaging by you in Dallas, Texas, and/or in New York, New York, not later than 12:00 noon on the first business day prior to the applicable Closing Time.

     SECTION 3. COVENANTS OF RNFC AND THE DEPOSITOR. In further consideration of the Underwriter's agreements herein contained, RNFC and the Depositor covenant with you as follows:

          (a) To the extent that any written materials or information are or have been delivered to prospective investors in connection with or in anticipation of the offering of any Series of Certificates after the effective date of the Registration Statement but prior to the delivery to such investors of a final Prospectus and Prospectus Supplement, the Depositor shall comply with the filing and other requirements established from time to time by the Commission, including without limitation, the filing requirements specified in the Commission's "no action" letter dated February 17, 1995 issued to the Public Securities Association.

          (b) Immediately following the execution of each Terms Agreement, the Depositor will prepare a Prospectus Supplement setting forth the face amount of Certificates covered thereby and their terms, the price at which the Certificates are to be purchased by the Underwriter, either the initial public offering price or the method by which the price at which the Certificates are to be sold will be determined, the selling concessions and reallowances, if any, any delayed delivery arrangements, and such other information as you and the Depositor deem appropriate in connection with the offering of the Certificates. The Depositor will promptly (but in any event not later than the time required under the circumstances pursuant to the below referenced rules) transmit copies of the Prospectus Supplement to the Commission for filing pursuant to, as appropriate under the circumstances, Rules 424 and/or 430A of the Regulations and will furnish to the Underwriter as many copies of the Prospectus and such Prospectus Supplement as you shall reasonably request in connection with the offering of the Certificates of the applicable Series.

          (c) If at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Certificates by the Underwriter, any event shall occur or condition exist as a result of which it is necessary, in the judgment of your counsel or counsel for RNFC or the Depositor, or otherwise, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue


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     statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in the light of circumstances existing at the time it is delivered to a purchaser or if it shall be necessary, in the opinion of any such counsel or otherwise, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the Regulations, the Depositor will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1933 Act, the 1934 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement comply with such requirements, and within two business days will furnish to the Underwriter as many copies of the Prospectus, as so amended or supplemented, as the Underwriter may reasonably require in connection with the offering of the Certificates of the applicable Series.

          (d) RNFC and the Depositor will cause each Trust to make generally available to its security holders, in each case as soon as practicable, earnings statements (in form complying with the provisions of Section 11(a) of the 1933 Act, which need not be certified by independent certified public accountants unless required by the 1933 Act or the Regulations) covering (i) a twelve month period beginning not later than the first day of the Trust's fiscal year next following the effective date of the Registration Statement and (ii) a twelve-month period beginning not later than the first day of the Trust's fiscal year next following the date of the applicable Terms Agreement and each filing, if any, under the 1934 Act of an annual report of the Trust on Form 10-K (provided that compliance by the Trust with the provisions of Rule 158 promulgated by the Commission pursuant to the 1933 Act shall constitute compliance with this covenant).

          (e) For a period from the date hereof until Certificates are no longer outstanding the Depositor will:

               (i) furnish to the Underwriter within five days after they are available copies of all reports filed by RNFC, the Depositor or any Trust with the Commission, all quarterly, periodic and annual reports, other financial reports, proxy statements and notices to the public security holders of any Trust, and, at the time of publication, mailing or delivery, all notices published or mailed to holders of Certificates pursuant to the Pooling and Servicing Agreement and all certificates or reports or notices delivered by or to any Trustee pursuant to any Pooling and Servicing Agreement; and

               (ii) furnish to the Underwriter such information as may be reasonably requested which is necessary or appropriate to the maintenance of a secondary market in the Certificates and to which the Depositor has access without unreasonable effort or expense.


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          (f)  Except as otherwise contemplated by Section 3(b) hereof, the
     Depositor will give you notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether pursuant to the 1934 Act (other than current, quarterly, periodic and annual reports and proxy statements, if any, to be filed pursuant thereto), the 1933 Act or otherwise, will furnish you with copies of any such amendment or supplement or other documents proposed to be filed a reasonable time in advance of filing, and will not file any such amendment or supplement or other documents in a form in which you or your counsel shall reasonably object.

          (g) Except as otherwise contemplated by Section 3(b) hereof, the Depositor will notify you immediately, and confirm the notice in writing,
     (i) of the effectiveness of any amendment to the Registration Statement,
     (ii) of the mailing or the delivery to the Commission for filing of any supplement to the Prospectus or any document (other than current, quarterly, periodic and annual reports and proxy statements) to be filed pursuant to the 1934 Act, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus, any Prospectus Supplement or any current, quarterly, periodic or annual report or proxy statement, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Depositor will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (h) the Depositor will deliver to you as many signed and conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as you may reasonably request and will also deliver to you a conformed copy of the Registration Statement and each amendment thereto.

          (i) Promptly from time to time, the Depositor will take such action as the Underwriter may reasonably request to qualify the Certificates for offering and sale under the state securities or blue sky laws of such jurisdictions in the United States, its territories and possessions as you may request, and will maintain such qualifications in effect for as long as may be required for the distribution of the Certificates; provided that the Depositor shall not be required to qualify the Certificates for offer and sale in any jurisdiction if such qualification would require RNFC or the Depositor to incur unreasonable expense; to advise you, promptly after you receive notice thereof, of the suspension of the qualification of the Certificates for offering or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose; and, in the event of the issuance of any order suspending any such qualification, promptly to use its best efforts to obtain its

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     withdrawal.  The Depositor will file such statements and reports as may be required by the laws of each jurisdiction in which the Certificates have been qualified as above provided.

          (j) The Depositor will, and will cause each Trust to, promptly file, during the period when the Prospectus is required to be delivered under the 1933 Act, or as may be required under applicable law thereafter, all documents required to be filed with the Commission pursuant to Sections 12, 13, 14 or 15 of the 1934 Act.

          (k) Between the date of any Terms Agreement and termination of any trading restrictions which may be specified in the related Terms Agreement or Closing Time, whichever is later, with respect to the Certificates covered thereby, RNFC, the Depositor and their affiliates will not, without the prior consent of such of you as may be named in such Terms Agreement, offer or sell or cause to be offered or sold, or enter into any agreement to sell, any securities similar to the Certificates, and for a period of 30 days from the date of any Prospectus Supplement, neither RNFC, the Depositor nor any affiliate thereof will publicly offer or sell any additional securities similar to the Certificates without the Underwriter's prior written consent.

          (l) Promptly from time to time, each of RNFC and the Depositor, as applicable, will perform, in all material respects, the obligations required to be performed by each of them under the applicable Pooling and Servicing Agreement, the applicable Insurance and Indemnification Agreement, the applicable Loan Sale Agreement, the applicable FHA Claims Administration Agreement and all other related contractual documentation and instrumentation.

          (m) If and to the extent that any Pre-Funding Account shall be established with respect to a Series of Certificates, between the Closing Time and the expiration of the Pre-Funding Period for such Series, RNFC may sell, convey, transfer and assign to the Depositor, and the Depositor may sell, convey, transfer and assign to the related Trust, Subsequent Mortgage Loans meeting the criteria specified in the applicable Loan Sale Agreement and Pooling and Servicing Agreement and otherwise in accordance with the terms and conditions of such Loan Sale Agreement and Pooling and Servicing Agreement. To the extent that any funds remain on deposit in any Pre-Funding Account at the expiration of such Pre-Funding Period, such amount shall be distributed to the Certificateholders of such Series in accordance with the terms and conditions of the applicable Pooling and Servicing Agreement as a principal distribution on such Certificates on the next following distribution date for such Certificates.

          (n) If and to the extent that any Pre-Funding Account shall be established with respect to a Series of Certificates, within ten calendar days after the expiration of the Pre-Funding Period for such Series, RNFC and the Depositor shall cause Ernst & Young, or other nationally recognized certified public accountants acceptable to

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     you, to deliver to you a letter, dated as of the expiration of such period, and in form and substance reasonably satisfactory to you, confirming the satisfaction of the pool criteria concerning the related Initial Mortgage Loans and Subsequent Mortgage Loans, if any, specified in the related Prospectus Supplement for such Series.

     SECTION 4. CONDITIONS OF UNDERWRITER'S OBLIGATIONS. The obligations of the Underwriter to purchase Certificates pursuant to any Terms Agreement are subject to the accuracy of the representations and warranties on the part of RNFC and the Depositor herein and therein contained, to the accuracy of the statements of the officers of RNFC and the Depositor made in any certificate furnished pursuant to the provisions hereof, to the performance by each of RNFC and the Depositor of all of its covenants and other obligations hereunder and to the following further conditions:

          (a) At the applicable Closing Time (i) no stop order suspending the effectiveness of the Registration Statement or preventing the use of the Prospectus or the applicable Prospectus Supplement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, (ii) the rating or ratings assigned by any nationally recognized securities rating agency or agencies to any series of home improvement or home loan pass-through or asset-backed certificates similar to the Certificates that have been originated by RNFC, RNFC Trust 1995-A, a Delaware business trust, or the Depositor, or to the Certificate Insurer, shall not have been lowered such that, in your judgment, it is impracticable to market the Certificates on the terms and in the manner contemplated herein and in the Prospectus Supplement, (iii) there shall not have come to your attention any facts that would cause you to believe that the Prospectus, together with the applicable Prospectus Supplement at the time it was required to be delivered to a purchaser of the Certificates, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading, and (iv) the Certificates shall be rated "AAA" by Standard & Poor's Ratings Group, "Aaa" by Moody's Investors Services, Inc. and "AAA" by Duff & Phelps Credit Rating Co., and at the level, if any, specified in the related Terms Agreement by any other nationally recognized statistical rating organization specified in the related Terms Agreement.

          (b)  At the applicable Closing Time you shall have received:

               (1) The favorable opinions, dated as of the applicable Closing Time, of Andrews & Kurth, L.L.P., counsel for RNFC and the Depositor, in form and substance reasonably satisfactory to the Underwriter, as to the following matters, as to certain federal income tax, federal securities and HUD/FHA regulatory matters, and as to any other matter reasonably required by the Underwriter or required by the rating agencies rating the Certificates: (i) each of RNFC and the Depositor has been duly incorporated and is validly existing as a corporation under the laws of its state of incorporation and is duly qualified to act in all capacities required by the Applicable Agreements


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          to which it is a party, (ii) each of RNFC and the Depositor has all requisite power and authority to execute and deliver the Applicable Agreements to which it is a party and to perform its obligations thereunder, (iii) each of RNFC and the Depositor has duly authorized, executed and delivered each Applicable Agreement to which it is a party, and (iv) each such agreement constitutes a valid and binding agreement of RNFC and the Depositor, as applicable, enforceable against it in accordance with its terms, subject to standard exceptions;

               (2) The favorable opinion, dated as of the applicable Closing Time, of Thompson & Knight, P.C., counsel for the Underwriter, with respect to such matters that the Underwriter may reasonably require;

               (3) The favorable opinion, dated as of the Closing Time, of outside legal counsel to the Certificate Insurer, in form and substance reasonably satisfactory to the Underwriter, as to the enforceability of the Insurance and Indemnification Agreement and the Certificate Policy and with respect to any other matters that the Underwriter may reasonably require;

               (4) The favorable opinion, dated as of the Closing Time, of counsel to the Trustee, in form and substance reasonably satisfactory to the Underwriter, to the effect that: (i) the Trustee is validly existing as a national banking association under the laws of the United States and is duly qualified to act in all fiduciary capacities required by the Pooling and Servicing Agreement, (ii) the Trustee has all requisite power and authority to execute and deliver such agreement and to perform its obligations thereunder, (iii) the Trustee has duly authorized, executed and delivered such agreement, and (iv) the agreement constitutes a valid and binding agreement of the Trustee, enforceable against it in accordance with its terms, subject to standard exceptions;

               (5) Written evidence, dated as of or as close as practicable prior to the Closing Time, from Standard & Poor's Ratings Group that the Certificates have been assigned a rating of "AAA," from Moody's Investors Services, Inc. that the Certificates have been assigned a rating of "Aaa," from Duff & Phelps Credit Rating Co. that the Certificates have been assigned a rating of "AAA" and from any other rating agency specified in the related Terms Agreement that the Certificates have been assigned a similar rating.

          (c) At the applicable Closing Time there shall not have occurred, since the date of the applicable Terms Agreement or since the respective dates as of which information is given in the Registration Statement, the Prospectus or the related Prospectus Supplement, any change or any development that will result in a change in the condition, financial or otherwise, of RAC, RNFC Trust 1995-A, RNFC, the Depositor, the Trustee, any Certificate Insurer, the Standby Servicer, any Trust, any


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     Trust Estate, any trust or trust estate established by RNFC, RNFC Trust
     1995-A or any other affiliate of RAC, or in the earnings, affairs, business, operations or prospects of any of them that, in your judgment, is material and adverse, and that makes it, in your judgment, impracticable to market the Certificates on the terms and in the manner contemplated herein and in the Prospectus, whether or not arising in the ordinary course of business.

          (d) At the applicable Closing Time, you shall have received a certificate of the President or a Vice President and the Treasurer or the Secretary of each of RNFC and the Depositor, dated as of such Closing Time, to the effect that (i) the representations and warranties of RNFC and the Depositor contained in Section 1 are true and correct with the same force and effect as though such Closing Time were a Representation Date, (ii) RNFC and the Depositor have complied with all the agreements and satisfied all the conditions on their part required to be performed or satisfied in this Agreement and the other Applicable Agreements, at or prior to the Closing Time, and (iii) there has not occurred any material adverse change, or any development which will result in a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects of RAC, RNFC Trust 1995-A, RNFC, the Depositor, the Standby Servicer, any Trust, any Trust Estate, or any similar trust or trust estate established by RNFC, RNFC Trust 1995-A or any other affiliate of RAC, from that set forth in the Prospectus, and the matters covered in such certificates shall be true and correct.

          (e) You shall have received from Ernst & Young or other nationally recognized certified public accountants acceptable to you a letter, dated as of the date of the applicable Terms Agreement and delivered at such time, in form and substance reasonably satisfactory to the Underwriter, confirming the information concerning the Initial Mortgage Loans specified in the related Prospectus Supplement, and RNFC and the Depositor shall thereafter cause to be delivered to the Underwriter the letters of Ernst & Young or other nationally recognized certified public accountants acceptable to you as to the items specified in Section 3(m) hereof.

          (f) Each of RNFC and the Depositor shall have entered into the applicable Insurance and Indemnification Agreement with the Certificate Insurer and shall have received the executed and delivered Certificate Policy from the Certificate Insurer.

          (g) The Trustee shall have received from the Depositor all funds required to be delivered by the Depositor to the Trustee pursuant to any section of the Pooling and Servicing Agreement, including any funds required to be deposited in any Spread Account, Pre-Funding Account, Capitalized Interest Account and FHA Insurance Premium Account, and any such account shall have been established by the Trustee as a trust account for the benefit of the Certificateholders.


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          (h)  The Cut-Off Date with respect to the Initial Mortgage Loans specified in the related Prospectus Supplement shall be the date specified in the applicable Terms Agreement.

          (i) No later than the day before the applicable Closing Time either RNFC or the Depositor shall have delivered the appropriate Initial Mortgage Loans and the related documentation contemplated by the applicable Pooling and Servicing Agreement to the Trustee or to a Custodian acting on behalf of the Trustee.

          (j) The Depositor shall have delivered to you or any other person or entity designated by you the definitive certificates representing the Certificates as requested pursuant to Section 2 hereof, countersigned by the Trustee.

          (k) RNFC and the Depositor shall have executed and delivered the Loan Sale Agreement specified in the applicable Terms Agreement in form and substance reasonably acceptable to you.

          (l) RNFC, the Depositor, the Trustee and the Standby Servicer shall have executed and delivered the Pooling and Servicing Agreement specified in the applicable Terms Agreement in form and substance reasonably acceptable to you.

          (m) RNFC, as FHA Claims Administrator, and the Depositor, as FHA Insurance Holder, shall have executed and delivered the FHA Claims Administration Agreement specified in the applicable Terms Agreement in form and substance reasonably acceptable to you.

          (n)  RAC shall have executed and delivered the Guaranty.

          (o) RNFC, the Depositor, the Trustee, the Standby Servicer and the Certificate Insurer shall have taken all such actions and delivered or caused to be delivered all such reports, opinions, certificates or other documents, agreements or instruments as shall be required or requested in any related agreement in connection with the matters contemplated hereby.

          (p) You shall have been provided with such other reports, opinions, certificates or other documents, agreements or instruments as you or your counsel may reasonably require to evidence the accuracy of the representations and warranties made by RNFC and the Depositor hereunder, the compliance by RNFC and the Depositor of their obligations hereunder and the satisfaction of the conditions precedent to the Underwriter's obligations hereunder.

     If any condition specified in this Section 4 shall not have been fulfilled when and as required to be fulfilled, the applicable Terms Agreement may be terminated by you by written notice to RNFC and the Depositor at any time at or prior to the applicable Closing


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Time, and such termination shall be without liability of any party to any other party except as provided in Section 5.

     SECTION 5. PAYMENT OF EXPENSES. RNFC and the Depositor will pay all expenses incident to the performance of their obligations under this Agreement, including (i) the printing, word processing and duplicating expenses and supervision related to preparation and filing of the Registration Statement and all amendments thereto, and the printing, word processing and duplicating expenses and supervision related to preparation of this Agreement and each Terms Agreement, (ii) the preparation, issuance and delivery of the Certificates (whether in definitive or book entry form) to the Underwriter, (iii) the fees and disbursements of RNFC's and the Depositor's counsel and accountants, (iv) the qualification of the Certificates under state securities or blue sky laws in accordance with the provisions of Section 3, including filing fees and the fees and disbursements of counsel for you in connection therewith and in connection with the preparation of any blue sky survey and legal investment survey, (v) the printing, word processing and duplicating expenses and supervision related to delivery to the Underwriter, in quantities as hereinabove stated, of copies of the Registration Statement and the Prospectus and all amendments and supplements thereto, (vi) the printing, word processing and duplicating expenses and supervision related to preparation of and delivery to the Underwriter of copies of any document contemplated hereunder and any blue sky survey and legal investment survey, (vii) the fees of rating agencies, (viii) the fees and expenses, if any, incurred in connection with the listing of the Certificates on any national securities exchange, (ix) the fees, if any, of the National Association of Securities Dealers, Inc., and the fees and expenses of counsel for you in connection with any required written submission to or appearance before such entity, (x) the fees and expenses of the Trustee, any Custodian, the Standby Servicer and the Certificate Insurer, and their respective counsel, (xi) the fees and expenses of counsel for you, and (xii) any such other related expenses not specified above.

     If a Terms Agreement is terminated by you in accordance with the provisions of Section 4, or Section 9, RNFC and the Depositor shall also pay all of the fees, expenses and disbursements set forth above.

     SECTION 6.     INDEMNIFICATION.

          (a) RNFC and the Depositor, jointly and severally, agree to indemnify and hold harmless the Underwriter, each of its partners, directors, officers and employees and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, as follows:

               (i) against any and all losses, liabilities, claims, damages and expenses, joint or several, or actions in respect thereof, whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto or any document incorporated by reference therein or deemed to be a part thereof), or the omission or alleged omission therefrom of a material


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          fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto, including, but not limited to, any Prospectus Supplement, or any document incorporated by reference therein or deemed to be a part thereof) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to RNFC or the Depositor by and with respect to the Underwriter expressly for use in the Registration Statement (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto);

               (ii) against any and all loss, liability, claim, damage and expense, joint or several, or actions in respect thereof, whatsoever to the extent of the aggregate amount of any judgment rendered or the aggregate amount paid in settlement of any litigation, or relating to any investigation or proceeding by any governmental agency or body or third party, commenced or threatened, or relating to any claim whatsoever, in any such case based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided, that, in the case of such settlement, it is effected with the written consent of RNFC and the Depositor; and

               (iii) against any and all expense whatsoever (including the fees and disbursements of counsel chosen by you) incurred in investigating, preparing for, or defending against any litigation or investigation or proceeding by any governmental agency or body or third party, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under Sections 6(a)(i) or 6(a)(ii) above.

          (b) The Underwriter (severally and not jointly to the extent that the term Underwriter includes you and such other underwriters as may be designated in the applicable Terms Agreement) agrees to indemnify and hold harmless RNFC, the Depositor, each of their respective directors, each of the officers of the Depositor who signed the Registration Statement, and each person, if any, who controls RNFC or the Depositor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to RNFC or the Depositor by and with


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Banc One Capital Corporation
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Page 21

     respect to the Underwriter expressly for use in the Registration Statement (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto).

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 6, such person (hereinafter called the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (hereinafter called the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel satisfactory to the indemnified party to represent the indemnified party and any others the indemnified party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding; provided, that the failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this indemnity agreement or otherwise. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties (subject to the provisions of the immediately preceding sentence), and all such fees and expenses shall be reimbursed as they are incurred and invoiced. Such firm shall be designated in writing by the Underwriter in the case of parties indemnified pursuant to paragraph (a) of this Section 6 and by RNFC and the Depositor in the case of parties indemnified pursuant to the paragraph (b) of this Section 6. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding.

          (d) THE RIGHTS OF AN INDEMNIFIED PARTY TO BE INDEMNIFIED AND HELD HARMLESS UNDER THE CIRCUMSTANCES CONTEMPLATED IN THIS SECTION 6 SHALL NOT BE NEGATED BY THE REASON OF THE FACT THAT SUCH INDEMNIFIED PARTY MAY HAVE BEEN (i) NEGLIGENT IN ANY

Banc One Capital Corporation
______________, 199__
Page 22

     RESPECT OR TO ANY DEGREE UNDER THE CIRCUMSTANCES, OR (ii) SUBJECT TO STRICT OR VICARIOUS LIABILITY.

     SECTION 7. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 6 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, RNFC, the Depositor, and the Underwriter of each offering of Certificates shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by an indemnified party (i) in such proportion as will reflect the relative benefits from the offering of such Certificates received by RNFC and the Depositor, on the one hand, and by the Underwriter, on the other hand, provided that if the Certificates are offered by the Underwriter to anyone at an initial public offering price set forth in a Prospectus Supplement (or at a price determined by a method set forth therein, in which case the phrase "initial public offering price set forth" therein shall mean the sum of the price at which the Certificates are purchased by the Underwriter hereunder plus the "underwriting discount," as defined below), the relative benefits shall be deemed to be such that the Underwriter shall be responsible for that portion of the aggregate losses, liabilities, claims, damages and expenses represented by the percentage that the underwriting discount or discounts (which term shall include any fee payable by the Depositor to the Underwriter in lieu thereof) appearing in such Prospectus Supplement bears to the initial public offering price set forth therein and RNFC and the Depositor shall be responsible for the balance, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of RNFC and the Depositor, on the one hand, and of the Underwriter, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation; and provided, further, that the Underwriter shall not be required to contribute any amount in excess of the underwriting discount applicable to the Certificates underwritten by it and distributed to the public. The relative fault of RNFC and the Depositor, on the one hand, and of the Underwriter, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by RNFC and the Depositor, on the one hand, or by the Underwriter, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     RNFC, the Depositor and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities referred to in this Section 7 shall be deemed to include, subject to the limitations set forth above, any legal or

Banc One Capital Corporation
______________, 199__
Page 23

other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

     For purposes of this Section 7, each partner, director, officer or employee of the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, shall have the same rights to contribution as the Underwriter, and each director of RNFC and/or the Depositor and each officer of the Depositor who signed the Registration Statement, and each person, if any, who controls RNFC or the Depositor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, shall have the same rights to contribution as RNFC and the Depositor.

     In the event the term Underwriter includes you and other members of an underwriting syndicate as specified in the applicable Terms Agreement, the contribution obligations thereof as set forth in this Section 7 shall be several and not joint in proportion to the amount of Certificates purchased by each of them thereunder.

     SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of RNFC or the Depositor submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination of this Agreement or any Terms Agreement, or any investigation made by or on behalf of the Underwriter or any controlling person thereof, or by or on behalf of RNFC or the Depositor, and shall survive delivery of any Certificates to the Underwriter.

     SECTION 9. TERMINATION. This Agreement may be terminated for any reason at any time by, either RNFC and the Depositor, on the one hand, or a majority of you, on the other hand, upon the giving of thirty days' written notice of such termination to the other parties hereto. Such of you as may be named in any Terms Agreement may also terminate such Terms Agreement, immediately upon notice to RNFC and the Depositor, at any time at or prior to the applicable Closing Time (i) if there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement or the Prospectus, any material adverse change in the condition, financial or otherwise, of RAC, RNFC Trust 1995-A, RNFC, the Depositor, the Trustee, the Standby Servicer, the Certificate Insurer, any Trust or any Trust Estate, or any similar trust or trust estate established by RNFC, RNFC Trust 1995-A or any other affiliate of RAC, or in the earnings, affairs or business of RAC, RNFC Trust 1995-A, RNFC, the Depositor, the Trustee, the Standby Servicer, the Certificate Insurer, any Trust or Trust Estate, or any similar trust or trust estate established by RNFC, RNFC Trust 1995-A or any other affiliate of RAC, whether or not arising in the ordinary course of business, or (ii) if there has occurred any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of such of you as are named in such Terms Agreement, impracticable to market the Certificates or enforce contracts for the sale of the Certificates, or (iii) if trading generally on either the American Stock Exchange or the New York Stock Exchange has been

Banc One Capital Corporation
______________, 199__
Page 24

suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or (iv) if a banking moratorium has been declared by either federal or New York authorities. In the event of any such termination, (x) the covenants set forth in Section 3, to the extent applicable, with respect to any offering of Certificates shall remain in effect so long as the Underwriter owns any such Certificates purchased from RNFC or the Depositor pursuant to the applicable Terms Agreement and (y) the covenant set forth in
Section 3(d), the provisions of Section 5, the indemnity agreement set forth in Section 6, the contribution provisions set forth in Section 7, and the provisions of Sections 8 and 14 shall remain in effect.

     SECTION 10. DEFAULT. To the extent that an offering of Certificates is to be made through an underwriting syndicate to be managed by you, such arrangements, as well as any provisions governing the rights and obligations of syndicate members in the event of default in the purchase obligation of one or more members, shall be specified in the applicable Terms Agreement.

     SECTION 11. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notwithstanding any other provision of this Agreement, all notices and other communications and all other information, Prospectuses and other material to be furnished hereunder to the Underwriter shall be directed to Banc One Capital Corporation, 90 North High Street, Columbus, Ohio 43215, attention of Daniel J. Jessee. Notices to RNFC and the Depositor shall be directed to RNFC at 16901 Dallas Parkway, Suite 200, Dallas, Texas 78248, attention of Christopher J. Gramlich.

     SECTION 12. PARTIES. This Agreement shall inure to the benefit of and be binding upon you, RNFC and the Depositor, and any Terms Agreement shall inure to the benefit of and be binding upon RNFC, the Depositor and any Underwriter, and their respective successors and assigns. Nothing expressed or mentioned in this Agreement or a Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto or thereto and their respective successors and assigns and the controlling persons, officers and directors and other parties referred to in Sections 6 and 7 and their heirs, successors and assigns and legal representatives any legal or equitable right, remedy or claim under or in respect of this Agreement or a Terms Agreement or any provision herein or therein contained. This Agreement and any Terms Agreement and all conditions and provisions hereof or thereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons, officers, directors and other parties referred to in Sections 6 and 7 and their heirs, successors and assigns and legal representatives and for the benefit of no other person, firm or corporation. Except as otherwise provided herein, no purchaser of Certificates from any Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.

     SECTION 13. COUNTERPARTS. This Agreement may be executed in any number of counterparts which, taken together, shall constitute one and the same instrument.

Banc One Capital Corporation
______________, 199__
Page 25

     SECTION 14. GOVERNING LAW. This Agreement and each Terms Agreement shall be governed by and construed under the laws of the State of Texas.

     SECTION 15. CORPORATE POWER. You agree that you have full corporate power to execute and deliver this Agreement and to perform your obligations hereunder. Such actions have been duly authorized by all necessary corporate action on your part and do not violate, and are not made in conflict with, any provision of law applicable to you.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement in accordance with its terms, among you, RNFC and the Depositor.

                                       Very truly yours,

                                       REMODELERS NATIONAL
                                       FUNDING CORP.


                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________


                                       REMODELERS INVESTMENT CORPORATION



                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________


CONFIRMED AND ACCEPTED, as of
the date first above written:

BANC ONE CAPITAL CORPORATION



By:__________________________________
    Daniel J. Jessee,
    Vice Chairman and Managing Director

                                    EXHIBIT A
                            TO UNDERWRITING AGREEMENT

                             FORM OF TERMS AGREEMENT
          (To be completed with respect to each Series of Certificates)

                 REMODELERS HOME LOAN ASSET-BACKED CERTIFICATES
              TO BE ISSUED BY A GRANTOR TRUST TO BE ESTABLISHED BY
                        REMODELERS INVESTMENT CORPORATION



                                 TERMS AGREEMENT

                                   Date:  __________, 199__

To:  Remodelers Investment Corporation and
       Remodelers National Funding Corp.
     16901 Dallas Parkway, Suite 200
     Dallas, Texas  78248

Re:  Underwriting Agreement dated _____________, 199__



Series Designation:  Series 199__-__

Classes within such Series to be Purchased Hereunder:

Aggregate Face Amount of Certificates to be Purchased Hereunder ("Face Amount"):

Original Class Principal Balance of each Class of Certificates:

Certificate Interest Rate of each Class of Certificates:

Assumed Final Remittance Date of each Class of Certificates:

Cut-Off Date for Initial Mortgage Loans:

Determination Date:

Remittance Date:

Record Date:

Loan Sale Agreement:

Pooling and Servicing Agreement:

FHA Claims Administration Agreement:

Anticipated Current Rating:   ["AAA" by Standard & Poor's Ratings Group; "Aaa"
                              by Moody's Investors Services, Inc.; "AAA" by Duff
                              & Phelps Credit Rating Co.]

Spread Account, if any, and Initial Spread Account Deposit:

Pre-Funding Period, if any:

Pre-Funding Account Deposit, if any:

Capitalized Interest Account Deposit, if any:

FHA Insurance Premium Account Deposit:

Certificate Insurer, if any:       [MBIA Insurance Corporation]

Insurance and Indemnification Agreement:

Characteristics of Initial Mortgage Loans:

Characteristics of Subsequent Mortgage Loans, if any:

REMIC Election, if any:

Other Terms and Requirements, if any:

Public Offering Price:        ______% of the Face Amount plus accrued interest
                              thereon at the applicable Certificate Interest
                              Rates from __________, 199__, through the Closing
                              Time (the "Public Offering Price").

Purchase Price:               The purchase price payable by the Underwriter to
                              the Depositor for the Certificates covered by this Terms Agreement is _________% of the Face Amount to be issued, or $__________, plus in each case accrued interest thereon at the applicable
                              Certificate Interest Rates from _________, 199__, through the Closing Time (the "Purchase Price").

Underwriting Commission:      An amount equal to ________% of the Face Amount to
                              be purchased by the Underwriter, or $_________, has been deducted from the Public Offering Price, in payment of the Underwriter's fee, to calculate the Purchase Price payable to the Depositor for the Certificates covered by this Terms Agreement.

Closing Date and Location:    ___________________,199__, at the offices of
                              _____________________, Dallas, Texas _____.

Co-Managers, if any:

Underwriting Syndicate, if any:

Registration of Certificates: The Certificates covered by this Terms Agreement will be evidenced by book-entries on the records of The Depository Trust Company as custodial agent for participant firms that maintain accounts for their respective customers, and in such amounts as contained in instructions delivered by the Underwriter to the Depositor two business days prior to the Closing Time. The Underwriter may inspect and confirm such book-entry and custodial arrangements on the business day prior to the Closing Time. [Add definitive Certificate delivery requirements if applicable.]

     The Underwriter agrees, subject to the terms and provisions of the above-referenced Underwriting Agreement, which is incorporated herein in its entirety and made a part hereof, to purchase the entire Face Amount of the above-referenced Series of Certificates at the Purchase Price specified above. [Modify to reflect several obligations of underwriters to the extent underwriting syndicate exists.]

                                       BANC ONE CAPITAL CORPORATION



                                       By:_____________________________________
                                            Daniel J. Jessee,
                                            Vice Chairman and Managing
                                            Director



Accepted and Agreed to:

REMODELERS NATIONAL FUNDING CORP.



By:__________________________________
Name:________________________________
Title:_______________________________

REMODELERS INVESTMENT CORPORATION



By:__________________________________
Name:________________________________
Title:_______________________________